UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2008

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 Opakapaka Street
Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment of Supply Agreement with Wuxi Suntech Power Co., Ltd.

On June 13, 2007, Hoku Materials, Inc., or Hoku Materials, our wholly-owned subsidiary, entered into a supply agreement with Wuxi Suntech Power Co., Ltd., or Suntech, for the sale and delivery of polysilicon to Suntech, or the Supply Agreement.  On February 25, 2008, Hoku Materials and Suntech entered into Amendment No. 2 to the Supply Agreement, or Amendment No. 2. Under Amendment No. 2, Suntech or Hoku may terminate the Supply Agreement if, on or before May 31, 2008, Hoku Materials has not raised $100 million in gross aggregate proceeds from long-term bank debt, the issuance of equity securities, or any combination thereof, to procure its planned polysilicon production plant in Pocatello, Idaho.  Before the amendment, the Supply Agreement required Hoku Materials to obtain such financing on or before March 31, 2008.

The foregoing description of Amendment No. 2 is qualified in its entirety by reference to Amendment No. 2 which is attached hereto as Exhibit 10.62.

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

The information set forth in Item 3.02 of this Current Report on Form 8-K that relates to the entry into a material definitive agreement is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

Sale of Common Stock

On February 25, 2008, we agreed to issue 2,893,520 shares of our common stock pursuant to a Securities Purchase Agreement, or the Agreement, by and among Hoku Scientific and the Purchasers (as defined therein).  We will receive aggregate gross proceeds of approximately $25 million from the sale of the common stock.

The shares of common stock were offered solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, or the Act, in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under the Act. Pursuant to the Agreement, we agreed to file a registration statement covering the resale of the common stock no later than 10 days from the closing of the offering, and to seek to have such registration statement declared effective no later than 30 days from the closing of the offering, or if our registration statement is reviewed by the Securities and Exchange Commission, 60 days from the closing of the offering.

In connection with the private placement, we expect to pay total commissions in the form of cash fees totaling approximately $1.5 million.

The foregoing description of the Agreement is qualified in its entirety by the Agreement, which is attached hereto as Exhibit 10.63.

Item 8.01.	Other Events.

In January, 2008, we disclosed certain information to select institutional investors during our road show for the unregistered sale of our common stock that is described in Item 3.02 of this Current Report on Form 8-K.  Each of these institutional investors was bound by a non-disclosure agreement with us when we disclosed the information.  The disclosures were in the form of a PowerPoint presentation.

The PowerPoint presentation that was presented to these institutional investors is attached hereto as Exhibit 10.64.  The PowerPoint presentation has not been updated since January 2008, and may include information that is no longer current or applicable.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

Exhibit 10.62	Amendment No. 2 to Supply Agreement, dated February 25, 2008, by and between Hoku Materials, Inc., and Wuxi Suntech Power Co., Ltd.

Exhibit 10.63	Securities Purchase Agreement, dated February 25, 2008, by and between Hoku Scientific, Inc., and the Purchasers named therein.

Exhibit 10.64	PowerPoint presentation dated January 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 25, 2008

Hoku Scientific, Inc.

By:	/s/ Dustin Shindo
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.62	Amendment No. 2 to Supply Agreement, dated February 25, 2008, by and between Hoku Materials, Inc., and Wuxi Suntech Power Co., Ltd.

Exhibit 10.63	Securities Purchase Agreement, dated February 25, 2008, by and between Hoku Scientific, Inc., and the Purchasers named therein.

Exhibit 10.64	PowerPoint presentation dated January 2008.